UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 28, 2004

INTERGRAPH CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-9722	63-0573222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Madison Industrial Park IW 2000, Huntsville, AL		35894-0001
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:   (256) 730-2000

               N/A
(Former name or former address, if changed since last report)

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

               The following exhibit is furnished pursuant to Item 12:

                                    99.1     Press Release dated July 28, 2004.

Item 12. Results of Operations & Financial Condition.

               On July 28, 2004, Intergraph Corporation issued a press release announcing its year-to-date 2004 earnings results.  A copy of the press release is furnished herewith as Exhibit 99.1

In selected tables in its press release, the Company has presented income from operations before restructuring that excludes the impact of restructuring charges reflected in the Company's results for the quarter ended March 31, 2004 and six months ended June 30, 2004. This non-GAAP financial measure does not replace the presentation of the Company's GAAP financial results. The Company has provided this supplemental non-GAAP information because it provides meaningful information regarding the Company's results on a consistent and comparable basis for the periods presented. The Company believes investors utilize this information to evaluate period-to-period results and to understand potential future operating results. The Company encourages investors and other users of these financial statements to review its financial statements and other publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of reported income from operations before restructuring to income from operations is included in the Company's press release attached hereto as Exhibit 99.1.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                    INTERGRAPH CORPORATION

                                                                                    By: /s/ Larry T. Miles

                                                                                    Name:  Larry T. Miles
                                                                                    Title:    Vice President and Corporate
                                                                                                Controller (Chief Accounting Officer)
                                                                                                Date:    July 28, 2004

EXHIBITS

99.1        Press Release dated July 28, 2004